Exhibit 99.1

FARO Announces Appointment of Chief Operating Officer and Chief Commercial Officer

Lake Mary, FL April 26, 2016 - FARO Technologies, Inc. (NASDAQ:FARO), the world’s most trusted source for 3D measurement, imaging, and realization technology, today announced that Kathleen J. Hall has been promoted to Chief Operating Officer and Joe Arezone has been promoted to Chief Commercial Officer, effective immediately.

Ms. Hall will lead the Company’s global operations teams, and will be focused initially on executing FARO’s® renewal initiatives to drive global harmonization. She will be charged with transforming the Company’s regional operating teams into a single, global operating platform in order to leverage operating efficiencies in line with the Company’s long-term growth objectives.

Ms. Hall is an accomplished global business executive and brings a broad range of business management and functional experience to her new position. Kathleen has served as the Senior Vice President, Managing Director of the Americas region since July 2013. Prior to joining FARO, Ms. Hall served as Vice President & General Manager at Avery Dennison from November 2008 to October 2012. From 1982 to 2008, Ms. Hall held roles of increasing responsibility at E.I. DuPont De Nemours & Company, ranging from operations and sourcing to sales, marketing and global business leadership. Ms. Hall holds a Bachelor of Science degree in Industrial Engineering from Lehigh University.

“I am very pleased to announce Kathleen Hall’s promotion to the position of Chief Operating Officer,” said Dr. Simon Raab, the Company’s President and CEO. “Kathleen’s remarkable track record of success since joining FARO and significant global operational experience will benefit FARO in her new position. As previously announced, we are undertaking several important initiatives to harmonize our global functions to improve operational efficiency. Kathleen’s leadership as COO will be instrumental in these efforts.”

Mr. Arezone will be responsible for accelerating market-driven innovation, better leveraging FARO’s sales organization through process modernization, developing sales strategies and training, and driving the corporate marketing function to enable future growth. Mr. Arezone has served as Senior Vice President, Managing Director for EMEA and Asia-Pacific since November 2014. He previously served as Senior Vice President, Managing Director for Asia Pacific from August 2009 to November 2014. Mr. Arezone holds a Bachelor of Science in Civil Engineering from The Ohio State University and a Master of Business Administration from Cleveland State University.

“I am also pleased to announce Joe Arezone’s promotion to the position of Chief Commercial Officer of FARO,” stated Dr. Raab. “During his extensive career at FARO, Joe has consistently demonstrated his ability to lead and improve sales performance and we will look to Joe to assume a global role in revitalizing FARO’s growth performance.”

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties, such as statements about demand for and customer acceptance of FARO’s products, and FARO’s product development and product launches. Statements that are not historical facts or that describe the Company’s plans, objectives, projections, expectations, assumptions, strategies, or goals are forward-looking statements. In addition, words such as “is,” “intend,” “will” and similar expressions or discussions of FARO’s plans or other intentions identify forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to various known and unknown risks, uncertainties, and other factors that may cause actual results, performances, or achievements to differ materially from future results, performances, or achievements expressed or implied by such forward-looking statements. Consequently, undue reliance should not be placed on these forward-looking statements.

Factors that could cause actual results to differ materially from what is expressed or forecasted in such forward-looking statements include, but are not limited to:

•	The loss of the Company’s Chief Executive Officer or other key personnel; and

•	other risks detailed in Part I, Item 1A. Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

Forward-looking statements in this release represent the Company’s judgment as of the date of this release. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

About FARO

FARO is the world’s most trusted source for 3D measurement, imaging and realization technology. The Company develops and markets computer-aided measurement and imaging devices and software. Technology from FARO permits high-precision 3D measurement, imaging and comparison of parts and complex structures within production and quality assurance processes. The devices are used for inspecting components and assemblies, rapid prototyping, documenting large volume spaces or structures in 3D, surveying and construction, as well as for investigation and reconstruction of accident sites or crime scenes.

The Company’s global headquarters is located in Lake Mary, FL; its European regional headquarters in Stuttgart, Germany; and its Asia/Pacific regional headquarters in Singapore. FARO has other offices in the United States, Canada, Mexico, Brazil, Germany, the United Kingdom, France, Spain, Italy, Poland, Turkey, the Netherlands, Switzerland, Portugal, India, China, Malaysia, Vietnam, Thailand, South Korea, and Japan.

More information is available at http://www.faro.com

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